Exhibit 99.1

AMERICAN APPAREL NAMES ADRIAN KOWALEWSKI CHIEF FINANCIAL OFFICER

LOS ANGELES, December 29, 2008 – American Apparel, Inc. (NYSE Alternext US: APP) today announced that Adrian Kowalewski has been appointed Executive Vice President and Chief Financial Officer, effective immediately.

Mr. Kowalewski, 31, joined American Apparel in 2006 and has served as the company’s Director of Corporate Finance and Development for the past two years, where his responsibilities have included finance, corporate strategy, and investor relations. Mr. Kowalewski has been a member of American Apparel’s board of directors since the completion of the merger with Endeavor Acquisition Corp. in December 2007. In his new role as Chief Financial Officer, Mr. Kowalewski will also have oversight over financial management, accounting, and financial reporting, including Sarbanes-Oxley compliance.

Dov Charney, Chairman and Chief Executive Officer of American Apparel, stated: “The board of directors is very pleased that Adrian has agreed to take on the added responsibility of serving as CFO. In light of his past contributions to American Apparel, and his efforts over the past six months in helping to build the accounting and finance functions at the company, both I and the rest of the board have full confidence that he will serve the company well in this new leadership role.”

Mr. Kowalewski began his career in investment banking at CIBC World Markets in mergers & acquisitions. He also worked at Houlihan Lokey Howard & Zukin and Lazard Frères & Co., both investment banking firms, where he was involved in mergers & acquisitions and financial restructurings. Mr. Kowalewski received a bachelor’s degree with honors in economics from Harvard University, and an MBA from the University of Chicago Graduate School of Business.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of November 30, 2008, American Apparel employed over 10,000 people and operated more than 240 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Joseph Teklits / Jean Fontana
ICR
203-682-8200